Exhibit 99.1

News Release From Nuance Communications
For Immediate Release
Contacts:

For Investors	For Press and Investors
Kevin Faulkner	Richard Mack
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 408-992-6100	Tel: 781-565-5000
Email: kevin.faulkner@nuance.com	Email: richard.mack@nuance.com
Nuance Announces First Quarter Fiscal 2010 Results
Revenue Growth and Improved Operating Margin Driven by
Strength in Royalty, License and On-Demand Revenue
BURLINGTON, Mass., February 8, 2010 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its first quarter of fiscal 2010, ended December 31, 2009.
Nuance reported GAAP revenue of $263.0 million in the first quarter of fiscal 2010, a 21.3% increase over GAAP revenue of $216.8 million in the first quarter of fiscal 2009. The company reported non-GAAP revenue of approximately $284.6 million, which includes $21.6 million in revenue lost to accounting treatment in conjunction with the company’s acquisitions. First quarter fiscal 2010 non-GAAP revenue grew approximately 16.4% over non-GAAP revenue of $244.4 million in the same quarter last year.
In the first quarter of fiscal 2010, Nuance recognized a GAAP net loss of ($4.3) million, or ($0.02) per diluted share, compared with a GAAP net loss of ($26.3) million, or ($0.11) per diluted share, in the first quarter of fiscal 2009. In the first quarter of fiscal 2010, Nuance reported non-GAAP net income of $84.3 million, or $0.29 per diluted share, compared to non-GAAP net income of $61.0 million, or $0.24 per diluted share, in the first quarter of fiscal 2009. Nuance benefited from accelerated revenue growth as well as focus on expense controls and synergies from recent acquisitions to significantly improve operating margin, despite increased investments in the business. For the first quarter of fiscal 2010, non-GAAP operating margin rose to 32.6%, compared to 28.8% in the first quarter of fiscal 2009. Nuance reported cash flow from operations of $65.1 million in the first quarter of fiscal 2010, compared to $80.8 million in first quarter of fiscal 2009.
Please refer to the “Discussion of Non-GAAP Financial Measures” and to the “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP measures.
“Nuance achieved increased revenue growth in the quarter, enabled by stronger performance across all of its business lines. In the quarter, operating margins improved year over year, even as we increased investments in R&D, advertising and sales personnel” said Paul Ricci, chairman and CEO of Nuance. “Our first quarter performance, on-going investments in sales, channels and products, and our leadership position in key markets position Nuance for sustained growth for the balance of fiscal 2010.”

Highlights from the quarter include:
•	Healthcare-Dictation – For Nuance’s healthcare and dictation solutions, first quarter non-GAAP revenue was $121.2 million, up 6.3%, as reported, from the same quarter last year. During the first quarter, new bookings included large eScription, Dragon Medical and radiology contracts. Key customers included Alta Pacs, Blue Ridge Medical Center, Carondelet Health Systems, DeKalb Medical, Hospital Sisters Health System, Memorial Medical Center, Montefiore, Ohio State University, Oklahoma State University, Tenet, Trinity Health, University of Texas MD Anderson Cancer Center, and Valley Baptist Health System.

•	Mobile-Enterprise – For Nuance’s enterprise and mobile solutions, first quarter non-GAAP revenue was $127.6 million, up 12.5%, as reported, from the same quarter last year. Key customers, new bookings or design wins in the quarter included Amazon, AT&T, BMW, CIBC, Citi, Comcast, Commonwealth of Massachusetts, Daimler, Datacom, Dell, Den Norske Bank, Duke Energy, Etisalat, Harley-Davidson, Harman Becker, Huawei, Hyundai, Kaiser, LG Electronics, Lloyds TSB, Mahindra & Mahindra, Medion, Metrobank, MetroPCS, Motorola, Nokia, PayPal, Prudential, Samsung, Scotia Bank, Sharp, Sony Ericsson, SunTrust, TCF Bank, T-Mobile, TomTom, Toyota, UnitedHealthcare Group, Verizon, and WellPoint.

•	Imaging – For Nuance’s PDF and document imaging solutions, first quarter non-GAAP revenue was $35.8 million, up 111%, as reported, from the same quarter last year, primarily due to contributions from eCopy. Nuance achieved key first quarter design wins with Caixa, Canon, Corel, IKON, and Visioneer.
Conference Call and Prepared Remarks
Nuance is providing a copy of prepared remarks in combination with its press release. These remarks are offered to provide shareholders and analysts with additional time and detail for analyzing results in advance of the Company’s quarterly conference call. The remarks will be available at www.nuance.com/earningsresults in conjunction with the press release.
As previously scheduled, the conference call will begin today, February 8, 2010 at 5:00 pm ET and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call. To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 230-1074 or (612) 288-0329 at least five minutes prior to the call and referencing conference code 144863. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 144863.
About Nuance Communications, Inc
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance, the Nuance logo, Dragon Medical and eScription are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document regarding the economic environment, our plans for fiscal 2010 and Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,”

“expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2009 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The information included in this press release should not be viewed as a substitute for full GAAP financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2009 and 2008, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in six general categories, each of which are described below.
Acquisition-Related Revenue and Cost of Revenue.
The Company provides supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily from eCopy and Zi for the three months ended December 31, 2009, that would otherwise have been recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that the Company would have otherwise recognized had the Company not acquired intellectual property and other assets from the same customer during the same quarter. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of the Company’s economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. The Company includes non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. The Company believes these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, the Company historically has experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, the Company generally will incur these adjustments in connection with any future acquisitions.
Acquisition-Related Costs, Net.
In recent years, the Company has completed a number of acquisitions, which result in operating expenses which would not otherwise have been incurred. The Company provides supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. The Company considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the control of the Company. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.
These acquisition-related costs are included in the following categories: (i) transition and integration costs; (ii) professional service fees; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, the Company generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:
(i) Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties.
(ii) Professional service fees. Professional service fees include direct costs of the acquisition, as well as post-acquisition legal and other professional service fees associated with disputes and regulatory matters related to acquired entities.
(iii) Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of Acquired Intangible Assets.
The Company excludes the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. Although the Company excludes amortization of acquired intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.
Costs Associated with IP Collaboration Agreement.
In order to gain access to a third party’s extensive speech recognition technology and research organization, Nuance has entered into a five-year agreement to accelerate development of new speech technologies. All intellectual property derived from the collaboration will be jointly owned by the two parties, but Nuance will have sole rights to commercialize this intellectual property during the term of the agreement. For non-GAAP purposes, Nuance considers this long-term contract and the resulting acquisition of intellectual property from this third-party over the next five years to be an investing activity, outside of its normal, organic, continuing operating activities, and is therefore presenting this supplemental information to show the results excluding this expense. Nuance does not exclude from its non-GAAP results the corresponding revenue, if any, generated from the collaboration efforts. Although the Company’s bonus program and other performance-based incentives for executives are based on the non-GAAP results that exclude these costs, certain engineering senior management are responsible for execution and results of the collaboration agreement and have incentives based on those results.
Non-Cash Expenses.
The Company provides non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. These items are further discussed as follows:
(i) Stock-based compensation. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in the Company’s history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. The Company evaluates performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond the Company’s control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, the Company does not include such charges in operating plans. Stock-based compensation will continue in future periods.
(ii and iii) Certain accrued interest and income taxes. The Company also excludes certain accrued interest and certain accrued income taxes because the Company believes that excluding these non-cash expenses provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. These non-cash expenses will continue in future periods.
Other Expenses.
The Company excludes certain other expenses that are the result of unplanned events to measure operating performance and current and future liquidity both with and without these expenses; and therefore, by providing this information, the Company believes management and the users of the financial statements are better able to understand the financial results of what the Company considers to be its organic, continuing operations. Included in these expenses are items such as non-acquisition-related restructuring, asset impairments and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of continuing operations. These items also include adjustments from changes in fair value of share-based instruments relating to the issuance of our common stock with security price guarantees payable in cash.
The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. The Company further believes that providing this information allows investors to not only better understand the Company’s financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2009	2008

Revenue:
Product and licensing	$113,227	$85,575
Professional services and hosting	103,695	90,192
Maintenance and support	46,055	41,067

Total revenue	262,977	216,834

Cost of revenue:
Product and licensing	12,591	8,757
Professional services and hosting	61,996	58,482
Maintenance and support	7,990	7,043
Amortization of intangible assets	11,018	8,018

Total cost of revenue	93,595	82,300

Gross profit	169,382	134,534

Operating expenses:
Research and development	36,950	30,550
Sales and marketing	65,562	60,474
General and administrative	27,451	25,589
Amortization of intangible assets	22,126	17,348
Acquisition-related costs, net	12,805	5,903
Restructuring and other charges, net	615	2,098

Total operating expenses	165,509	141,962

Income (loss) from operations	3,873	(7,428)

Other expense, net	(7,811)	(7,279)

Loss before income taxes	(3,938)	(14,707)

Provision for income taxes	340	11,611

Net loss	$(4,278)	$(26,318)

Net loss per share:
Basic and diluted	$(0.02)	$(0.11)

Weighted average common shares outstanding:
Basic and diluted	279,068	236,237

Financial statements as of December 31, 2008 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended
	December 31,
	2009	2008

GAAP revenue	$262,977	$216,834
Acquisition-related revenue adjustments: product and licensing	16,992	24,800
Acquisition-related revenue adjustments: professional services and hosting	837	1,240
Acquisition-related revenue adjustments: maintenance and support	3,793	1,569

Non-GAAP revenue	$284,599	$244,443

GAAP cost of revenue	$93,595	$82,300
Cost of revenue from amortization of intangible assets	(11,018)	(8,018)
Cost of revenue adjustments: product and licensing (1,2)	3,177	(6)
Cost of revenue adjustments: professional services and hosting (1,2)	(2,437)	(1,656)
Cost of revenue adjustments: maintenance and support (1,2)	(215)	(86)

Non-GAAP cost of revenue	$83,102	$72,534

GAAP gross profit	$169,382	$134,534
Gross profit adjustments (1,2)	32,115	37,375

Non-GAAP gross profit	$201,497	$171,909

GAAP income (loss) from operations	$3,873	$(7,428)
Gross profit adjustments (1,2)	32,115	37,375
Research and development (1)	2,030	2,690
Sales and marketing (1)	8,519	7,331
General and administrative (1)	6,645	5,034
Amortization of intangible assets	22,126	17,348
Costs related to research and development collaborative agreement	4,000	—
Acquisition-related costs, net	12,805	5,903
Restructuring and other charges, net	615	2,098

Non-GAAP income from operations	$92,728	$70,351

GAAP provision for income taxes	$340	$11,611
Non-cash taxes	1,489	(6,311)

Non-GAAP provision for income taxes	$1,829	$5,300

GAAP net loss	$(4,278)	$(26,318)
Acquisition-related adjustment — revenue (2)	21,622	27,609
Acquisition-related adjustment — cost of revenue (2)	(3,397)	(184)
Acquisition-related costs, net	12,805	5,903
Cost of revenue from amortization of intangible assets	11,018	8,018
Amortization of intangible assets	22,126	17,348
Non-cash stock-based compensation (1)	20,066	16,987
Non-cash interest expense, net	3,279	3,213
Non-cash income taxes	(1,489)	6,311
Costs from IP collaboration agreement	4,000	—
Change in fair value of share-based instruments	(2,072)	—
Restructuring and other charges, net	615	2,098

Non-GAAP net income	$84,295	$60,985

Non-GAAP diluted net income per share	$0.29	$0.24

Diluted weighted average common shares outstanding	294,711	255,004

Financial statements as of December 31, 2008 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Supplemental Financial Information — GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three months ended
	December 31,
	2009	2008
(1) Non-Cash Stock-Based Compensation
Cost of product and licensing	$9	$2
Cost of professional services and hosting	2,648	1,780
Cost of maintenance and support	215	150
Research and development	2,030	2,690
Sales and marketing	8,519	7,331
General and administrative	6,645	5,034

Total	$20,066	$16,987

(2) Acquisition-Related Revenue and Cost of Revenue
Revenue	$21,622	$27,609
Cost of product and licensing	(3,186)	4
Cost of professional services and hosting	(211)	(124)
Cost of maintenance and support	—	(64)

Total	$18,225	$27,425

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
Unaudited

	December 31, 2009	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$426,902	$527,038
Accounts receivable and unbilled receivables, net	225,418	208,719
Inventories, net	7,946	8,525
Prepaid expenses and other current assets	58,122	51,545

Total current assets	718,388	795,827

Land, building and equipment, net	53,094	53,468
Goodwill	2,019,685	1,891,003
Intangible assets, net	723,730	706,805
Other assets	69,457	52,361

Total assets	$3,584,354	$3,499,464

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and capital leases	$7,985	$6,862
Contingent and deferred acquisition payments	10,838	91,431
Accounts payable and accrued expenses	247,570	164,393
Deferred and unearned revenue	142,654	144,395
Other short term liabilities	10,375	12,144

Total current liabilities	419,422	419,225

Long-term portion of debt and capital leases	849,291	848,898
Long-term deferred revenue	45,872	33,904
Other long term liabilities	148,119	154,436

Total liabilities	1,462,704	1,456,463

Stockholders’ equity	2,121,650	2,043,001

Total liabilities and stockholders’ equity	$3,584,354	$3,499,464

Financial statements as of September 30, 2009 have been adjusted for the retrospective application of FASB ASC 470-20.

Nuance Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three months ended
	December 31,
	2009	2008
Cash flows from operating activities:
Net Loss	$(4,278)	$(26,318)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	38,230	29,936
Non-cash interest expense	3,279	3,159
Stock-based compensation	20,066	16,987
Gain on foreign currency forward contracts	—	(8,049)
Deferred tax provision	(311)	6,420
Other	691	1,602
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(6,267)	22,735
Inventories	574	(766)
Prepaid expenses and other assets	(99)	(4,698)
Accounts payable	(3,709)	21,883
Accrued expenses and other liabilities	7,403	10,878
Deferred revenue	9,473	6,993

Net cash provided by operating activities	65,052	80,762

Cash flows from investing activities:
Capital expenditures	(2,756)	(8,608)
Payments for acquisitions, net of cash acquired	(141,721)	(37,353)
Proceeds from maturities of marketable securities	—	56
Payments for equity investment	(14,970)	(159)
Payments for capitalized patent costs and licensing agreements	—	(50,000)

Net cash used in investing activities	(159,447)	(96,064)

Cash flows from financing activities:
Payments of debt and capital leases	(1,740)	(1,766)
Purchases of treasury stock	(387)	(66)
Payments of other long-term liabilities	(2,256)	(2,369)
Proceeds from issuance of common stock from employee stock options and purchase plan	5,181	737
Cash used to net share settle employee equity awards	(7,229)	(2,652)

Net cash used in investing activities	(6,431)	(6,116)

Effects of exchange rate changes on cash and cash equivalents	690	(763)
Net decrease in cash and cash equivalents	(100,136)	(22,181)
Cash and cash equivalents at beginning of period	527,038	261,540

Cash and cash equivalents at end of period	$426,902	$239,359

Financial statements as of December 31, 2008 have been adjusted for the retrospective application of FASB ASC 470-20.